                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                AUGUST 24, 1998
                                ---------------
                Date of Report (Date of earliest event reported)


                        ARMSTRONG WORLD INDUSTRIES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)



      PENNSYLVANIA                 1-2116                    23-0366390
     --------------                ------                    ----------
(State of Organization)         (Commission File            (IRS Employer
                                     Number)             Identification No.)



                                 P.O. BOX 3001
                         LANCASTER, PENNSYLVANIA 17604
                         -----------------------------
        (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (717) 397-0611
                                 --------------
              (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          Armstrong World Industries, Inc. ("Armstrong") through its indirect wholly owned subsidiary Armstrong World Industries Holding GmbH acquired approximately 64% of the registered share capital of DLW Aktiengesellschaft ("DLW") in a public tender offer in Germany on August 24, 1998. A purchase price of DM 350 (approximately $195) per DLW share, par value DM 50, was paid for each share tendered through August 19, 1998. There were 1.410 million shares outstanding as of December 31, 1997. Together with shares tendered through September 4, 1998 and shares that it will separately purchase for the same price directly from two major shareholders, Allianz AG and Baden-Wurtembergische Bank AG, on or about September 30, 1998, Armstrong will beneficially own at least 93% of the total share capital of DLW.

            The purchase price for this 93% interest will be DM 459 million (approximately $255 million), excluding the assumption of DM 177 million (approximately $98.6 million) of DLW debt. The transaction is being funded through the use of internally generated funds and short and medium term borrowings.

          DLW, headquartered in Bietigheim-Bissingen, Germany, is a manufacturer and seller of various types of resilient flooring and carpet as well as office furniture, with 1997 sales of DM 1.184 million (approximately $660 million) and assets of DM 690 million (approximately $380 million) as of December 31, 1997. DLW will be operated in its present form as part of Armstrong's European flooring business.

                                       2
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ARMSTRONG WORLD INDUSTRIES, INC.


                                         /s/ Deborah K. Owen
                                    By:  _____________________________________
                                         Deborah K. Owen
                                         Senior Vice President, Secretary
                                         and General Counsel
Date:  September 8, 1998